PATENT PURCHASE AGREEMENT

THIS PATENT PURCHASE AGREEMENT (this "**Agreement**") is entered into on July 17, 2016 (the "**Effective Date**") by and between **EYE POINT LTD.**, having a place of business at 59 Galgal HaMazalot St., Hod HaSharon, Israel (the "**Seller**") and **EVIATION TECH LTD.**, having a place of business at 1 HaOfeh St., Kadima, Israel (the "**Purchaser**").

The Seller and the Purchaser are also referred to herein collectively as the "**Parties**", and each as a "**Party**".

WHEREAS, Seller owns that certain Patent described on **SCHEDULE A** hereto, and wishes to sell to Purchaser all right, title and interest in and to the Patent and the causes of action to sue for infringement thereof and other enforcement rights to Purchaser as set forth in this Agreement; and

WHEREAS, Purchaser wishes to purchase from Seller all right, title and interest in and to the Patent, free and clear of any restrictions on transfer, liens, claims, and encumbrances as set forth in this Agreement;

NOW, THEREFORE, the Parties do hereby agree as follows:

1. DEFINITIONS

Whenever used in this Agreement, unless otherwise clearly indicated in the context, the following terms shall have the meanings set forth in this Section 1 and identified with initial capital letters.

1.1 "**Assignment Agreements**" means the agreements assigning ownership of the Patent from the inventors and/or prior owners to Seller.

1.2 "**Docket**" means Seller's, or its agents', list or other means of tracking information relating to the prosecution or maintenance of the Patent throughout the world, including information relating to deadlines, payments, and filings.

1.3 "**List of Prosecution Counsel**" means the names and addresses of prosecution counsel who have prosecuted the Patent and who are currently handling the Patent.

1.4 "**Patent**" means the patents listed on **SCHEDULE A** hereto, and all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents; and foreign counterparts to any of the foregoing including without limitation utility models.

2. DELIVERY AND CONSIDERATION

Both Parties agree that the closing of this Agreement will occur on or before July 17, 2016 or such other date as the Parties may agree in writing (the "**Closing**").

In accordance with the above said, the Parties agree as follows:

2.1 **DELIVERY**

At the Closing, Seller shall deliver to Purchaser executed original of the Assignment of Patent Rights in **SCHEDULE B** hereto, the List of Prosecution Counsel, the Docket, and all files and original documents owned or controlled by Seller (including without limitation Letters Patent) relating to the Patent and its own files relating to the issued Patent (the "**Deliverables**").

2.2 **CONSIDERATION**

Subject to the satisfaction by Seller of all of its delivery obligations under Section 2.1 above, the Seller shall be entitled to a one-time fee in the amount of US $38,269 (thirty-eight thousand two hundred sixty-nine U.S. dollars). No further consideration of any kind whatsoever shall be payable to the Seller under this Agreement or otherwise in connection with the Patent.

3. TRANSFER OF PATENTS

3.1 **PATENT ASSIGNMENT**

Effective as of and subject to the Closing, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Patent and all inventions and discoveries described therein, including without limitation all rights of Seller under the Assignment Agreements, and all rights of Seller to collect royalties under such Patents.

3.2 **ASSIGNMENT OF CAUSES OF ACTION**

Effective as of and subject to the Closing, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, for the Patent and all inventions and discoveries described therein, including without limitation all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patent.

4. ADDITIONAL OBLIGATIONS

4.1 **FURTHER COOPERATION**

Both before and after the Closing, at the reasonable request of Purchaser, Seller (and Seller's successors and permitted assigns) at Purchaser's expense shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using best efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby. Such cooperation includes the prompt delivery to Purchaser of all documents and materials relating to the Patent that the Seller may receive from third parties before or after the Closing.

4.2 **PROSECUTION OF PATENTS AND PAYMENT OF FEES**

Prior to the Closing, Seller shall continue at its expense to pay any maintenance fees, annuities, and the like due on the Patent if the final deadline for payment of any such fee would be prior to Closing and shall notify the Purchaser in writing of all due dates for maintenance fees and annuities related to maintenance of the Patent that will occur within ninety (90) days after the Effective Date to prevent

abandonment of a Patent or payment of a surcharge. Following Closing, subject to Section 4.1 above, Seller shall have no further obligation to continue to pay any maintenance fees, annuities, and the like due on the Patents.

5. REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Purchaser as follows:

5.1 AUTHORITY

Seller has the right and authority to enter into this Agreement and the Assignment of Patent Rights forms attached hereto as **SCHEDULE B** and to carry out its obligations hereunder.

5.2 TITLE AND CONTEST

Seller has good and marketable title to the Patent, including without limitation all rights, title, and interest in and to the Patent and the causes of action to sue for infringement thereof. The Patent is free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer. There are no actions, suits, investigations, claims or proceedings pending or in progress relating in any way to the Patent; and to the best of Seller's knowledge, no such proceedings have been threatened.

5.3 NO EXISTING LICENSES

No rights or licenses have been granted under the Patent.

5.4 RESTRICTIONS ON RIGHTS

Seller has not entered into any covenant not to sue or similar restrictions on the enforcement or enjoyment of the Patent.

5.5 FEES

All maintenance fees, annuities, and the like due on the Patent have been timely paid through the Effective Date.

5.6 NO LITIGATION

No lawsuit, arbitration or other legal government proceedings (excluding in all cases any publicly office actions or other PTO notices and actions) is pending, or, to Seller's best knowledge, threatened against Seller that may affect the performance of Seller's obligations hereunder.

5.7 CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party is required by or with respect to Seller and/or the Patent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.8 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT THE PATENTS ARE BEING PROVIDED TO CUSTOMER "AS IS," WITHOUT ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED.

6. MISCELLANEOUS

6.1 LIMITATION ON LIABILITY

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

SELLER'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE THE PAYMENT ACTUALLY MADE TO IT UNDER THIS AGREEMENT AND IF NO PAYMENT IS MADE THEN THERE WOULD BE NO LIABILITY OF THE SELLER. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT

6.2 COMPLIANCE WITH LAWS

Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

6.3 CONFIDENTIALITY OF TERMS

The Parties shall keep the terms and existence of this Agreement and the identities of the Parties confidential, and shall not now or hereafter divulge any such information to any third party except: ***(a)*** with the prior written consent of the other Party; ***(b)*** as otherwise may be required by law or legal process, including in confidence to legal and financial advisors in their capacity of advising a Party in such matters; ***(c)*** during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or ***(d)*** in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; *provided* that, in regard to clauses *(b)* through *(d)* above, ***(i)*** the Party disclosing such information shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and ***(ii)*** the Party disclosing such information shall provide the other Party with at least ten (10) days prior written notice of such disclosure, to the extent possible.

6.4 GOVERNING LAW

Any claim arising under or relating to this Agreement shall be governed by the laws of the State of Israel, without giving effect to the rules concerning choice of laws. Any disagreement or dispute between the Parties arising under this Agreement or in connection with the transactions contemplated hereunder, which cannot be promptly resolved on an amicable basis, shall be subject to the exclusive jurisdiction of the competent courts(s) in Tel Aviv.

6.5 ENTIRE AGREEMENT

The terms and conditions of this Agreement, including its Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings

contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both Parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. The following Schedules are attached hereto and incorporated herein: **SCHEDULE A** (entitled "Patents to be Assigned") and **SCHEDULE B** (entitled "Assignment of Patents").

6.6 **RELATIONSHIP OF PARTIES**

Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

6.7 **SEVERABILITY**

The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

6.8 **WAIVER**

Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

6.9 **ASSIGNMENT**

Neither Party may assign its rights or obligation under this Agreement without the prior written consent of the other Party, and any purported assignment in contravention of the aforesaid shall be void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon each Party, its successors, permitted assigns and other legal representatives.

6.10 **COUNTERPARTS**

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

~ Signature Page and Schedules follow. ~

IN WITNESS WHEREOF, the Parties have executed this Patent Purchase Agreement as of the Effective Date:

EYE POINT LTD.

[signature]

SIGNATURE

DEKEL TZIDON Director

PRINTED NAME & TITLE

EVIATION TECH LTD.

[signature]

SIGNATURE

OMER BAR-YOHAY. CEO

PRINTED NAME & TITLE

SCHEDULE B

ASSIGNMENT OF PATENTS

For good and valuable consideration, the receipt of which is hereby acknowledged, **EYE POINT LTD.** ("**Assignor**"), does hereby sell, assign, transfer and convey unto **EVIATION TECH LTD.** ("**Assignee**") or its designees, all of Assignor's right, title and interest in and to the following (collectively, the "**Patent**"): ***(a)*** the patents listed on **SCHEDULE A**; all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents that are or shall be continuations or continuations in part of such patents; and foreign counterparts to any such patents, including without limitation certificates of invention, utility models, or other governmental grants; ***(b)*** the rights to all inventions and discoveries described in such patents; ***(c)*** all rights to apply in any or all countries (or patent treaties, conventions or other agreements) throughout the world for patents, certificates of invention, utility models, or other governmental grants related to the any of the foregoing categories *(a)* and *(b)*; ***(d)*** all right, title and interest in and to all causes of action (whether currently pending, filed, or otherwise) and other enforcement rights, including without limitation all rights under the patents listed on **SCHEDULE A** and/or under or on account of any of the foregoing categories *(b)* and/or *(c)* to: ***(i)*** damages, ***(ii)*** injunctive relief, and ***(iii)*** other remedies of any kind for past, current and future infringement; and ***(e)*** all rights to collect royalties and other payments under or on account of any of the foregoing.

IN WITNESS WHEREOF this Assignment of Patents is executed at ________________ on __________ ________________________.

ASSIGNOR

By: ______________________________

Name & Title: DEKEL TZIDON Director EYE POINT LTD.

(Signature MUST be notarized)

ASSIGNEE

By: ______________________________

Name & Title: OMER BAR-YOHAY, CEO

(Signature MUST be notarized)